Exhibit 10.24

FORM OF NONDISCLOSURE, NONCOMPETE AND NONSOLICITATION AGREEMENT

THIS NONDISCLOSURE, NONCOMPETE AND NONSOLICITATION AGREEMENT (this “Agreement”) is made and entered into as of the              day of                     ,             , by and between EPAM SYSTEMS, INC., a Delaware corporation that has a principal office located at 41 University Drive, Newtown, Pennsylvania 18940 (the “Company”), and the employee listed below (the “Employee”).

RECITALS

1. Company is in the business of developing computer software and providing consulting and related services using an onshore (e.g., U.S.)/offshore delivery model (e.g., outsourcing to countries outside the U.S.).

2. The Company has agreed to award options to purchase the Company’s common stock, $.001, par value, and as a condition precedent to such award, the Employee, who is and will continue to be employed by the Company or one of its subsidiaries on an “at-will” basis, has agreed to enter into this Agreement in accordance with the terms and conditions set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises, incorporated herein by reference, the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1. Nondisclosure. Employee shall not, at any time during Employee’s employ and following the cessation of Employee’s employment with the Company and any subsidiary of the Company, make use of (whether personal, commercial or otherwise) or disclose to any person or other third party (including without limitation an employee, contractor, or agent of Employee), for any purpose whatsoever, any Confidential Information, except for lawful purposes within the scope of Employee’s employment. Immediately upon the cessation of Employee’s employment with the Company or its subsidiary, as applicable, Employee shall return to the Company any and all Confidential Information in Employee’s possession. For purposes of this Agreement, “Confidential Information” means any confidential and proprietary information of the Company, its subsidiaries and their respective affiliates including without limitation customer lists, data, business plans, know-how, trade secrets, development and experimental work, other proprietary and confidential matters (whether or not explicitly labeled as such) relating to the financial affairs, personnel, products and services, sales, and business and other affairs of the Company and any division, subsidiary, affiliate, or parent of the Company and their respective assigns and successors, so long as it is neither generally known nor readily ascertainable by the public.

2. Nonsolicitation/Noncompete. Employee hereby agrees that during the term of Employee’s employ with the Company or a subsidiary, as applicable, and for a period of one (1) year thereafter, Employee shall not (whether directly or indirectly) do any one or more of the following:

(a) solicit or cause any Customer to cease to be a Customer of the Company or its subsidiary or to become a customer of any other person or entity (or assist another person or entity in doing so) in connection with the provision of (or offering the provision of) the same or similar products or services then offered by the Company and/or its subsidiary. “Customer” means any person or entity and their affiliates, (i) which engaged the Company and/or its subsidiary or discussed a potential engagement of the Company and/or its subsidiary to provide Company products or services, and (ii) which the Employee had contact, or to which the Employee received Confidential Information in the course of the Employee’s duties with the Company or its subsidiary.

(b) solicit any employees, independent contractors or other agents of the Company to end their relationship with the Company or to become employees, independent contractors or agents of any other person or entity (or assist another person or entity in doing so).

(c) become (whether directly or indirectly) an employee, independent contractor, agent of a Customer and shall not hold any fiduciary relationship thereto.

3. Miscellaneous.

(a) If any of the covenants or promises of this Agreement are determined by any court of law or equity, with jurisdiction over this matter, to be unreasonable or unenforceable, in whole or in part, as written, the Employee hereby consents to and affirmatively requests that said court, to the extent legally permissible, reform the covenant or promise so as to be reasonable and enforceable and so as to reasonably achieve the protections sought by the Company.

(b) This Agreement may be freely assignable by the Company to its successors and assigns but shall not be assigned by Employee.

(c) This Agreement is not an employment agreement and shall not be construed as such. Accordingly, Employee may be terminated at any time for any lawful reason or no reason, with or without notice. This Agreement shall be construed in accordance with the internal laws of Delaware. In the event of a breach by the Employee hereunder, Company shall be entitled to injunctive relief and damages. This Agreement supercedes any and all prior agreements, understandings, contracts and other communications (whether written or oral) between the parties hereto (and between Employee and any predecessor entity or subsidiary of the Company) that relate to the subject matter described herein.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EMPLOYEE:	COMPANY:
EPAM SYSTEMS, INC.

Name	By:
Address:
President & Chief Executive Officer

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